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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the following Registration
Statements:

  . Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union Employees,

  . Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation Long Term Incentive Plan,

  . Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation Non-Employee Director's Stock Option Plan, and

  . Form S-8 No. 33-61087 pertaining to the National Steel Retirement Savings Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 25, 2000, except for Note 2, as to which the date is January 24, 2001, with respect to the consolidated financial statements of National Steel Corporation and subsidiaries, as restated, included in the Annual Report (Form 10-K/A) for the year ended December 31, 1999.

Indianapolis, Indiana
January 24, 2001